UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Performance Technologies,
Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

205 Indigo Creek Drive Rochester, New York 14626
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 2, 2012, Performance Technologies, Incorporated ("PT") issued a press release announcing its results of operations for the quarter and six months ended June 30, 2012. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by PT on August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

August 2, 2012	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

August 2, 2012	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President of Finance and Chief Financial Officer

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

PT

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

PT Announces Second Quarter 2012 Financial Results

ROCHESTER, NY – August 2, 2012 – PT (NASDAQ: PTIX), a leading global provider of advanced network communications solutions, today announced its unaudited financial results for the second quarter 2012.

Revenue in the second quarter 2012 amounted to $5.0 million, compared to $8.5 million in the second quarter 2011. Revenue for the six months ended June 30, 2012 amounted to $13.4 million, compared to $18.1 million during the corresponding period in 2011.

On the basis of generally accepted accounting principles (GAAP), the net loss in the second quarter 2012 amounted to ($1.8 million), or ($.16) per basic share, based on 11.1 million shares outstanding, including stock-based compensation expense of $.01 per share. The GAAP net loss in the second quarter 2011 amounted to ($.5 million), or ($.04) per basic share, including restructuring charges of $.01 per share and stock-based compensation expense of $.01 per share, based on 11.1 million shares outstanding.

The GAAP net loss for the six months ended June 30, 2012 amounted to ($1.5 million), or ($.13) per basic share, including stock-based compensation of $.01 per share, based on 11.1 million shares outstanding. The GAAP net loss for the six months ended June 30, 2011 amounted to ($1.6 million), or ($.14) per basic share, including a restructuring charge of $.02 per share and stock-based compensation of $.02 per share, based on 11.1 million shares outstanding.

The non-GAAP net loss in the second quarter 2012 amounted to ($1.4 million), or ($.12) per basic share, compared to non-GAAP net income of $.03 million, or $.00 per basic share in the second quarter 2011. The non-GAAP net loss for the six months ended June 30, 2012 amounted to ($.8 million), or ($.07) per basic share, compared to a net loss of ($.3 million), or ($.02) per basic share for the six months ended June 30, 2011. Please refer to the reconciliations between GAAP and non-GAAP financial measures contained in this release.

On June 30, 2012, the Company had cash and investments amounting to $16.0 million, working capital of $18.0 million and no long-term debt.

"We are obviously very disappointed with these results following two profitable quarters," said John Slusser, president and chief executive officer. "As experienced by almost all of our peers and channel partners in the network communications marketplace, capital expenditures for telecom and government network infrastructure significantly declined in the second quarter. Our second quarter revenues were further impacted by significantly lower shipments to our traditionally largest customer. Due to these circumstances and widely held concerns that any global economic recovery may be stalling, we will be reassessing our business expectations during the next quarter."

About PT (www.pt.com)

PT (NASDAQ: PTIX) is a global supplier of advanced network communications solutions to service provider, government, and OEM markets. PT’s portfolio includes IP-centric network elements and applications designed for high availability, scalability, and long life cycle deployments. The industry-leading Monterey MicroTCA and IPnexus Application-Ready Platforms anchor the company’s broad range of offerings. PT’s SEGway Signaling Solutions provide affordable, high density signaling, advanced Diameter routing for LTE and IMS applications, IP migration, gateway capabilities, and core-to-edge distributed intelligence, as well as features such as Number Portability and SMS Spam Defense. The SIP-based Xpress product family enables service providers to provision a wide range of revenue generating and churn-reducing applications in either cloud-based or captive architectures. PT is headquartered in Rochester, NY and maintains sales and engineering offices around the world.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers and the potential loss of key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT’s manufacturing capacity and arrangements, the protection of PT’s proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, possible loss or significant curtailment of significant government contracts or subcontracts, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

As a supplement to the GAAP-based consolidated financial statements contained in this press release, the Company is providing a presentation of non-GAAP financial measures which can be useful to investors to gain an overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP financial measures provide useful information to investors by excluding certain expenses the Company believes are not indicative of its core operating results. The non-GAAP financial measures exclude certain expenses such as the effects of (a) amortization of purchased intangible assets, (b) stock-based compensation, (c) restructuring costs, and (d) litigation expenses.

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions and forecasting and planning for future periods. We also consider the use of the non-GAAP financial measures to be helpful in assessing various aspects of our business operations.

Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial information and should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial information.

A reconciliation of non-GAAP measures to GAAP measures is included herein.

###

A conference call will be held on Friday, August 3, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from August 3 through August 7, 2012. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 543010. A live webcast of the conference call will be available on the PT website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PT is a trademark of Performance Technologies, Inc. The names of actual companies, products, or services may be the trademarks, registered trademarks, or service marks of their respective owners in the United States and/or other countries.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	June 30, 2012	December 31, 2011

Current assets:
Cash and cash equivalents	$7,993,000	$9,641,000
Investments	5,536,000	2,798,000
Accounts receivable	4,303,000	5,622,000
Inventories	4,965,000	5,421,000
Prepaid expenses and other assets	1,016,000	1,155,000
Prepaid income taxes	151,000	67,000
Total current assets	23,964,000	24,704,000

Investments	2,489,000	3,362,000
Property, equipment and improvements, net	1,828,000	1,891,000
Software development costs, net	4,265,000	3,932,000
Purchased intangible assets, net	4,058,000	4,390,000
Total assets	$36,604,000	$38,279,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$913,000	$1,015,000
Accrued expenses	1,558,000	1,547,000
Deferred revenue	3,484,000	2,808,000
Fair value of foreign currency hedges		46,000
Other payable		999,000
Total current liabilities	5,955,000	6,415,000
Deferred income taxes	89,000	83,000
Total liabilities	6,044,000	6,498,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	17,472,000	17,347,000
Retained earnings	22,772,000	24,237,000
Accumulated other comprehensive income	1,000	(118,000)
Treasury stock	(9,818,000)	(9,818,000)
Total stockholders’ equity	30,560,000	31,781,000
Total liabilities and stockholders’ equity	$36,604,000	$38,279,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Sales	$5,018,000	$8,453,000	$13,374,000	$18,125,000
Cost of goods sold	2,944,000	4,786,000	6,741,000	9,965,000
Gross profit	2,074,000	3,667,000	6,633,000	8,160,000

Operating expenses:
Selling and marketing	1,381,000	1,458,000	2,895,000	3,381,000
Research and development	1,506,000	1,569,000	3,128,000	3,749,000
General and administrative	1,017,000	1,117,000	2,142,000	2,609,000
Restructuring charges		60,000		182,000
Total operating expenses	3,904,000	4,204,000	8,165,000	9,921,000
Loss from operations	(1,830,000)	(537,000)	(1,532,000)	(1,761,000)

Other income, net	29,000	15,000	(1,000)	90,000
Loss before income taxes	(1,801,000)	(522,000)	(1,533,000)	(1,671,000)

Income tax benefit	(47,000)	(70,000)	(68,000)	(121,000)
Net loss	$(1,754,000)	$(452,000)	$(1,465,000)	$(1,550,000)

Basic loss per share	$(.16)	$(.04)	$(.13)	$(.14)

Weighted average common shares	11,116,000	11,116,000	11,116,000	11,116,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Gross Profit Reconciliation
GAAP gross profit	$2,074,000	$3,667,000	$6,633,000	$8,160,000
Amortization of purchased intangible assets(a)	310,000	279,000	589,000	534,000
Stock-based compensation(b)	3,000	3,000	6,000	6,000
Non-GAAP gross profit	2,387,000	3,949,000	7,228,000	8,700,000
Non-GAAP gross profit percentage of sales	47.6%	46.7%	54.0%	48.0%

Operating Expense Reconciliation
GAAP operating expenses	3,904,000	4,204,000	8,165,000	9,921,000
Stock-based compensation (b)	(55,000)	(76,000)	(119,000)	(162,000)
Restructuring costs(c)		(60,000)		(182,000)
Litigation expenses(d)		(67,000)		(414,000)
Non-GAAP operating expenses	3,849,000	4,001,000	8,046,000	9,163,000

Net Loss Reconciliation
GAAP net loss	(1,754,000)	(452,000)	(1,465,000)	(1,550,000)
Amortization of purchased intangible assets(a)	310,000	279,000	589,000	534,000
Stock-based compensation(b)	58,000	79,000	125,000	168,000
Restructuring costs(c)		60,000		182,000
Litigation expenses(d)		67,000		414,000
Non-GAAP net (loss) income	$(1,386,000)	$33,000	$(751,000)	$(252,000)

Loss per Common Share
GAAP basic net loss per common share	$(.16)	$(.04)	$(.13)	$(.14)
Non-GAAP basic(e) net (loss) income per common share	$(.12)	$.00	$(.07)	$(.02)

The Non-GAAP financial measures above, and its reconciliation to our GAAP results for the periods presented, reflect adjustments relating to the following items:

(a) Amortization of purchased intangible assets: a non-cash expense arising from the acquisition of intangible assets that the Company is required to amortize over their expected useful life. The value of purchased intangible assets increased significantly as a result of the acquisition of the USP and SP2000 signaling technologies acquired from GENBAND.

(b) Stock-based compensation costs: a non-cash expense incurred in accordance with share-based compensation accounting guidance.

(c) Restructuring costs: costs incurred as a result of restructuring activities taken to bring operating expenses more in line with expected revenues.

(d) Litigation expenses: legal expenses not indicative of core operating activities.

(e) Basic and diluted net income per common share are identical for the three months ended June 30, 2011

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